EXHIBIT 11
                                   ----------

                   CONSTELLATION BRANDS, INC. AND SUBSIDIARIES
                    COMPUTATION OF EARNINGS PER COMMON SHARE
                      (in thousands, except per share data)


                                         For the Nine Months Ended November 30,
                                         ---------------------------------------
                                               2000                  1999
                                         -----------------     -----------------
                                          Basic    Diluted      Basic    Diluted
                                         -------   -------     -------   -------
Income applicable to common shares       $78,965   $78,965     $61,847   $61,847
                                         =======   =======     =======   =======
Shares:
Weighted average common shares
  outstanding                             18,308    18,308      18,023    18,023
Adjustments:
  Stock options                             -          334        -          479
                                         -------   -------     -------   -------
Adjusted weighted average common
  shares outstanding                      18,308    18,642      18,023    18,502
                                         =======   =======     =======   =======

Earnings per common share                $  4.31   $  4.24     $  3.43   $  3.34
                                         =======   =======     =======   =======



                                         For the Three Months Ended November 30,
                                         ---------------------------------------
                                               2000                  1999
                                         -----------------     -----------------
                                          Basic    Diluted      Basic    Diluted
                                         -------   -------     -------   -------
Income applicable to common shares       $34,953   $34,953     $29,900   $29,900
                                         =======   =======     =======   =======
Shares:
Weighted average common shares
  outstanding                             18,394    18,394      18,083    18,083
Adjustments:
  Stock options                             -          340        -          568
                                         -------   -------     -------   -------
Adjusted weighted average common
  shares outstanding                      18,394    18,734      18,083    18,651
                                         =======   =======     =======   =======

Earnings per common share                $  1.90   $  1.87     $  1.65   $  1.60
                                         =======   =======     =======   =======